EXHIBIT 24.2

                    Consent of BDO Seidman, LLP



BDO

BDO SEIDMAN LLP
Accountants and Consultants
90 Woodbridge Center Drive, Suite 710
Woodbridge, New Jersey 07095
Telephone: (732) 750-0900
Fax: (732) 750-1222

K-Tronik International Corp.
Hackensack, NJ

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated November 7, 2002, relating to the consolidated financial statements of K-Tronik International Corp., which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.


"BDO Siedman, LLP"

BDO Seidman, LLP
Woodbridge, New Jersey

May 30, 2003